Exhibit 10.2

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of July 13, 2022 (this “Support Agreement”), among Sonim Technologies, Inc., a Delaware (“Company”), and Peter Liu, an individual having his primary residence at [***Redacted pursuant to Item 601(a)(6) of Regulation S-K***] (the “Stockholder”).

W I T N E S S E T H :

WHEREAS, the Company and AJP Holding Company, LLC, a Delaware limited liability company, (the “Purchaser”) have entered into that certain Subscription Agreement, dated as of April 13, 2022 (as the same may be amended or supplemented, the “Subscription Agreement;” capitalized terms used but not defined herein shall have the meanings set forth in the Subscription Agreement) providing for the acquisition by the Purchaser of the Purchased Shares from the Company pursuant to and in accordance with the Subscription Agreement;

WHEREAS, the Subscription Agreement provides, inter alia, that up to 952,381 shares of Common Stock shall be issued to a person or entity designated by the Purchaser subject to the terms and conditions of the Subscription Agreement including but not limited to the execution of this Support Agreement by the Purchaser’s designee;

WHEREAS, the Stockholder is the Purchaser’s designee to receive 952,381 shares of Common Stock in accordance with the terms of the Subscription Agreement;

WHEREAS, as a result of the foregoing, the Stockholder owns 952,381 shares of Common Stock (the “Subject Shares”);

WHEREAS, the Company has requested that the Stockholder enter into this Support Agreement in connection with the Subscription Agreement; and

WHEREAS, in consideration of the execution of the Subscription Agreement and the designation of the Subject Shares, the Stockholder is hereby agreeing to enter into this Support Agreement and to vote the Subject Shares in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) Authority. The Stockholder has all requisite power and authority to execute and deliver this Support Agreement, to perform the Stockholder’s obligations hereunder (including, without limitation, Section 3(c)) and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Support Agreement, the performance by the Stockholder of Stockholder’s obligations hereunder (including, without limitation, Section 3(c)) and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Support Agreement, the performance by the Stockholder of his, her or its obligations hereunder (including, without limitation, Section 3(c)) and the consummation of the transactions contemplated hereby.

(b) Execution; Delivery; Enforceability. The Stockholder has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. No consent of, or registration or filing with, any Governmental Authority is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Support Agreement, the performance by the Stockholder of his, her or its obligations hereunder (including, without limitation, Section 3(c)) or the consummation of the transactions contemplated hereby, other than such reports, schedules or statements under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Support Agreement and the transactions contemplated hereby.

(c) No Conflict. The execution and delivery of this Support Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which the Stockholder is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or materially delay the Stockholder from performing his, her, or its obligations under this Support Agreement.

(d) The Subject Shares. The Stockholder is the record or beneficial owner of 952,381 shares of Common Stock free and clear of any lien (other than any restrictions or rights created by this Support Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, applicable securities laws, and similar consideration). The Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Support Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications, or restrictions on such rights (other than any restrictions or rights created by this Support Agreement). None of the Subject Shares owned by the Stockholder are subject to any voting trust or other voting agreement with respect to the Subject Shares, except as contemplated by this Support Agreement.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows:

(a) Authority; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Support Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Support Agreement, the performance by the Company of its obligations hereunder and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and no other actions or proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Support Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby.

(b) Execution; Delivery. The Company has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. No consent of, or registration or filing with, any Governmental Authority is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Support Agreement or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by the Company under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Support Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on the Company ability to perform its obligations hereunder.

(c) No Conflict. The execution and delivery of this Support Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which the Company is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially prevent or delay consummation of the Purchase and Sale and the transactions contemplated by the Subscription Agreement and this Support Agreement or otherwise prevent or materially delay the Company from performing its obligations under this Support Agreement.

Section 3. Covenants of the Stockholder.

(a) Support. At all times during the Support Period (as defined below), the Stockholder covenants and agrees that at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) called to seek, and in every other circumstance in which a vote, action, written consent, resolution, or other approval of the stockholders of the Company is proposed seeking, the appointment, election or the reelection of any member or members of the Board of Directors, and any matter that would reasonably be expected to facilitate the appointment, the election or the reelection of any member or members of the Board of Directors (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of the appointment, the election or the reelection of members of the Board of Directors if there are not sufficient votes to obtain the Continuing Directors Approval), the Stockholder (A) shall, if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum and (B) shall vote (or cause to be voted) the Subject Shares:

(1) in favor of appointing, electing, or reelecting the Continuing Directors to the Board of Directors (the “Continuing Director Approval”), and any other matter that could reasonably be expected to facilitate the continued service of the Continuing Directors as members of the Board of Directors; and

(2) against any other matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the rights or ability of the Continuing Directors to serve as members of the Board of Directors.

(b) No Transfer. From the date hereof until the expiration of the Support Period, unless the counteragent in the foregoing transactions agrees in writing to be bound by all the terms of this Support Agreement as a precondition to such transaction, the Stockholder shall not (A) sell, transfer, exchange, pledge or otherwise dispose of (collectively, “Transfer”) any Subject Shares to any person, (B) enter into any voting arrangement, whether by proxy, power of attorney, voting agreement, voting trust or otherwise, with respect to any Subject Shares, (C) enter into any swap or similar arrangement that transfers the economic consequences of ownership of the Subject Shares, or (D) make any offer or enter into any agreement providing for any of the foregoing; and

(c) [Reserved.]

(d) Support Period. The “Support Period” shall commence on the date hereof and continue until the Director End Time.

(e) Capacity. Notwithstanding anything to the contrary in this Support Agreement, (i) the Stockholder is entering into this Support Agreement, and agreeing to become bound hereby, solely in its capacity as a stockholder of the Company and not in any other capacity (including without limitation any capacity as a director of the Company) and (ii) nothing in this Support Agreement shall obligate the Stockholder to take, or forbear from taking, any action as a director (including without limitation through the individuals that it has elected to the Board of Directors of the Company) or any other action, other than in the capacity as a stockholder of the Company with respect to the voting of the Subject Shares as specified in Section 3(a).

Section 4. Termination. This Support Agreement shall terminate upon the Director End Time.

Section 5. Further Assurances. Subject to the terms and conditions of this Agreement, the Stockholder shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill the Stockholder’s obligations under this Support Agreement.

Section 6. General Provisions.

(a) Amendments. This Support Agreement may not be amended except by an instrument in writing signed by each of the parties hereto; provided, however, that the approval of the Continuing Directors shall be required for the Company to amend, modify, terminate, or waive this Support Agreement or any provision herein.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), faxed (with confirmation), or sent by e-mail (provided, that such e-mail states that it is a notice defined pursuant to this Section 6(b)) to the Company (with attention to the Continuing Directors) in accordance with Section 9.6 of the Subscription Agreement and to the Stockholder at the following address (or at such other address for a party as shall be specified by like notice):

Peter Liu

[***Redacted pursuant to Item 601(a)(6) of Regulation S-K***]

(c) Interpretation. The Section headings herein are for convenience of reference only, do not constitute part of this Support Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Support Agreement is made to a Section, such reference shall be to a Section of this Support Agreement unless otherwise indicated. Unless otherwise indicated, whenever the words “include,” “includes” or “including” are used in this Support Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) Severability. The provisions of this Support Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Support Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Support Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(e) Specific Performance. The parties hereto acknowledge that the Company (including the Continuing Directors) may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of any party hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company and the Continuing Directors upon any such violation, the Company and the Continuing Directors shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company or the Continuing Directors at law or in equity.

(f) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(g) Counterparts. This Support Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

(h) Entire Agreement; No Third-Party Beneficiaries. This Support Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. This Support Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that the Continuing Directors shall be intended third party beneficiaries of this Support Agreement and the Continuing Directors shall have the right to enforce their rights and the Company’s rights under this Support Agreement.

(i) Governing Law. This Support Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

(j) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(j).

(k) Assignment. No rights or obligations under this Support Agreement may be assigned or delegated by operation of applicable Law or otherwise. Any purported assignment or delegation in violation of this Support Agreement is void.

(l) Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Support Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware, New Castle County or, if such court shall not have jurisdiction, any federal court located in the State of Delaware sitting in the county of Wilmington in the state of Delaware, and each of the parties hereto hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6(b) shall be deemed effective service of process on such party. The parties hereto agree that a final trial court judgment in any such suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

SONIM TECHNOLOGIES, INC.

By:	/s/ Robert Tirva
Name:	Robert Tirva
Title:	President, Chief Financial Officer and Chief Operating Officer

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

STOCKHOLDER:

Peter Liu

By:	/s/ Peter Liu
Name:	Peter Liu